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SARATOGA RESOURCES, INC. FORM 10-QSB

                                  Exhibit 10.1

                      STOCK PURCHASE AND TRANSFER AGREEMENT

           This Stock Purchase and Transfer Agreement dated effective as of May 17, 1997, by and between Saratoga Resources, Inc., 2000 Dairy Ashford South, Suite 410, Houston, Texas 77077, a Delaware corporation (the "Company"), Randall
F. Dryer, 3801 Balcones, Austin, Texas 78731 ("Dryer"), and Dryer, Ltd., 3801 Balcones, Austin, Texas 78731, a Texas Family Partnership ("Dryer, Ltd.").

                                   WITNESSETH

           WHEREAS, Dryer currently serves as Director of the Company, and together with Dryer, Ltd. own a significant equity interest in the Company as further set forth herein; and

           WHEREAS, Dryer desires to concentrate more of his time and efforts in his medical practice and to resign as a Director of the Company; and

           WHEREAS, the Company, Dryer and Dryer, Ltd. have agreed that it is in the best interest of the Company that, in conjunction with Dryer's resignation as a Director of the Company, the Company purchase the shares of Company common stock and warrants to purchase Company common stock now owned by Dryer and Dryer, Ltd.; and

           WHEREAS, the parties hereto desire to set forth their understanding and representations in order to effect the transaction;

           NOW THEREFORE, in consideration of the foregoing and of the terms and conditions herein contained, the Company, Dryer and Dryer, Ltd. hereby agree as follows:

           1. OWNERSHIP OF STOCK.

           (A) Dryer, Ltd. hereby represents and warrants that it is the legal record and beneficial owner of 870,737 shares of Company common stock, that being all of the debt or equity interest owned or controlled, beneficially or of record, by Dryer, Ltd., in the Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the "Stock"). Dryer, Ltd. represents and warrants that it owns the Stock free and clear of all liens, claims or encumbrances, and that it has full right, power and authority to transfer the Stock hereunder and to make the representations, warranties and agreements regarding the Stock contained herein.
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SARATOGA RESOURCES, INC. FORM 10-QSB

           (B) Dryer hereby represents and warrants that he is the legal record and beneficial owner of warrants to purchase 50,000 shares of Company common stock, that being all of the debt or equity interest owned or controlled, beneficially or of record, by Dryer, in the Company or any of its subsidiaries or affiliates (hereinafter collectively referred to as the "Stock"). Dryer represents and warrants that he owns the Stock free and clear of all liens, claims or encumbrances, and that he has full right, power and authority to transfer the Stock hereunder and to make the representations, warranties and agreements regarding the Stock contained herein.

           2. TRANSFER OF STOCK. Dryer and Dryer, Ltd. hereby jointly and severally assign, transfer and convey to the Company, and the Company accepts from Dryer and Dryer, Ltd., all right, title and interest in and to the Stock. Dryer and Dryer, Ltd. contemporaneously herewith shall surrender all certificates or other evidences of the Stock, duly endorsed for transfer, and execute such stock powers or other instrument of transfer as may be deemed necessary or advisable by the Company fully and effectively to transfer the Stock to the Company under the terms and conditions hereof.

           3. PAYMENT. In consideration for the transfer of Stock as above provided, the Company agrees to pay the sum of One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000), by cashier's check payable to Dryer, Ltd.

           4. ACCESS TO DOCUMENTS. Dryer and Dryer, Ltd. acknowledge and agree that each has been furnished a copy of and has thoroughly and carefully reviewed the following documents with respect to the Company and its actual and proposed business and affairs (such documents being collectively referred to as the "Company documents"):

           (a) Forms 10-K of the Company for the fiscal years ended October 31, 1994, December 31, 1995 and December 31, 1996, and any other 10-Ks, filed with the Securities and Exchange Commission "SEC') under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) Form 10-Q of the Company for the fiscal quarter ended March 31, 1997;

           (c) All Forms 8-K of the Company filed by it reporting certain significant events in any of fiscal years 1994 through 1996, and since the last fiscal year end to the date hereof; and

           (d) any other filings of the Company with the SEC in the last three years.

           5. REPRESENTATIONS AND WARRANTIES. Dryer and Dryer, Ltd. each hereby separately acknowledges, represents and warrants to, and agrees with the Company as follows:
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SARATOGA RESOURCES, INC. FORM 10-QSB

           (a) He (or it) understands the information contained in the Company documents and has had access to the same kind of information which would be available in a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and all other information requested by him (or it) in order to make an informed decision with respect to the transfer of the Stock to the Company;

           (b) all documents, records and books pertaining to the transfer, assignment and conveyance of the Stock hereby have been produced and made available to his (or its) satisfaction for inspection by him (or it), his (or its) attorney, accountant or other representative advising him (or it) in this transaction (hereinafter collectively referred to as "advisors");

           (c) he (or it) and his (or its) advisors have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company concerning the business and prospects of the Company, the Stock and the transfer effected hereby, and all such questions have been answered to his (or its) full satisfaction;

           (d) no oral or written representations have been made other than as stated in this Agreement, and no oral or written information furnished to Dryer, Dryer, Ltd. or his (or its) advisors in connection with the transfer of the Stock hereunder were in any way inconsistent with the information stated in this Agreement or the Company documents;

           (e) he (or it) has, or together with his (or its) advisors they have, such knowledge and experience in financial, tax and business matters so as to enable Dryer (or Dryer, Ltd.) to utilize the information made available to them in connection with the transfer of the Stock hereby, to evaluate the merits and risks of a disposition of the Stock and to make an informed decision with respect thereto;

           (f) he (or it) is not relying on the Company with respect to the tax and other economic considerations of the transfer of the Stock, and he (or it) has relied on the advice of and consulted with his (or its) own advisors with respect thereto;

           (g) he (or it) acknowledges and understands by signing this Agreement that this Agreement covers any and all rights to the Stock of the Company which Dryer or Dryer, Ltd. presently owns, and that the consideration paid by Cooke for the transfer of all such rights in the Stock hereunder is fair and adequate and all that he (or it) is ever entitled to receive; that he (or it) will not in the future request any additional consideration from the Company, or its subsidiaries, affiliates or successors; that the Company intends to consummate an acquisition, enter into a merger or consolidation or otherwise enter into a similar material transaction as soon as practicable (all of the foregoing collectively "a Fundamental Corporate Transaction"); that although the Company has been exploring a variety of Fundamental Corporate Transactions, including the potential Midcon Offshore bankruptcy transaction, which have all been disclosed to Dryer and Dryer, Ltd., the Company has not yet entered into any such Fundamental Corporate
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SARATOGA RESOURCES, INC. FORM 10-QSB

Transaction, but intends to do so as soon as practicable; that at such time as any Fundamental Corporate Transaction is effected, it is likely that the value of the Stock would be affected and that such effect may be material, and that he (or it) will not be entitled to participate in any such material change in value, if any, resulting from such Fundamental Corporate Transaction by reason of entering into this Agreement and consummation of the transactions set forth herein;

           (h) the representations, warranties and agreements of Dryer and Dryer, Ltd. contained herein shall survive the execution and delivery of this Agreement and the Settlement Agreement, and the transfer of the Stock;

           (i) the Company is relying on these representations and warranties of Dryer and Dryer, Ltd. in its decision to enter into this Agreement and to accept transfer of the Stock from Dryer and Dryer, Ltd. hereby, and that the Company would not accept the transfer of the Stock from Dryer and Dryer, Ltd. but for the representations and warranties of Dryer and Dryer, Ltd. made herein.

           6. AUTHORITY. Dryer represents and warrants that he has full right, power and authority to convey, assign and transfer the Stock pursuant to the terms of this Agreement, both individually on his own behalf and as General Partner on behalf of Dryer, Ltd., and that any execution of this Agreement by his wife, if any, conveys the only other potential claim of ownership or control of the Stock by any other party. The parties executing this Agreement on behalf of the Company have full power and authority to bind the Company to this Agreement.

           7. INDEMNIFICATION. Dryer and Dryer, Ltd. each separately agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and counsel against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by Dryer or Dryer, Ltd. respectively, to comply with any covenant or agreement made by Dryer or Dryer, Ltd. herein, or in any other document furnished by Dryer or Dryer, Ltd. to the Company.

           8. RELEASE. Dryer and Dryer, Ltd. each hereby separately releases, acquits and discharges the Company, including its officers, directors, agents, attorneys, heirs, successors, representatives and assigns, from any and all claims or causes of action of every nature, whether known or unknown, existing between the parties as of the date of this Agreement. However, this release does not cover any possible claims by or against the parties to this Agreement for breach of the terms of this Agreement or to enforce any covenant in this Agreement.

           9. NON-WAIVER. Failure on the part of a party in any one or more instance to enforce any of its rights which arise in connection with this Agreement, or to insist upon the strict performance of any of the terms, conditions or covenants of this Agreement, shall not be
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SARATOGA RESOURCES, INC. FORM 10-QSB

construed as a waiver or relinquishment for the future of any such rights, terms, conditions or covenants. No waiver of any condition of this Agreement shall be valid unless it is in writing, and executed by the party against whom such waiver is sought to be enforced.

           10. NOTICES. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses as shall have been specified by notice in writing to the other.

           11. SEVERABILITY. If any provision of this Agreement shall for any reason be held to violate applicable law, and so much of said Agreement is held unenforceable, then the invalidity of such specific provisions herein shall not be held to invalidate any other provision of this Agreement, which shall remain in full force and effect.

           12. ENTIRE AGREEMENT. This Agreement, together with any other documents contemplated hereby and thereby, collectively set forth the entire agreement among the parties with respect to the subject matter hereof.

           13. MODIFICATION. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

           14. ASSIGNMENT. No party to this Agreement shall have the right to transfer or assign, in whole or in part, its rights and obligations hereunder without the prior written consent of the other parties.

           15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

           16. HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

           17. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

           18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, but this provision shall in no way alter the restrictions set forth herein relating to assignment by the parties.
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SARATOGA RESOURCES, INC. FORM 10-QSB

           IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.
                        SARATOGA RESOURCES, INC.


                        By:  \S\   Thomas F. Cooke, Director
                                   Chairman of the Board


                             \S\   Randall F. Dryer,
                                   Individually

                        DRYER, LTD.


                        By:   \S\  Randall F. Dryer,
                                   General Partner

           The undersigned, the spouse of Randall F. Dryer, is fully aware of, understands, and fully consents and agrees to the provisions of this Stock Purchase and Transfer Agreement, and its binding effect upon any community or other property interests that she may own, and her awareness, understanding, consent and agreement is evidenced by her execution hereof. The undersigned, the spouse of Randall F. Dryer, additionally joins in the execution hereof in order to sell, assign and transfer unto the Company all of her respective right, title and interest, legal or beneficial, if any, in the Stock.


Name:     Tandy Dryer
      \S\ Tandy Dryer
          Spouse of Randall F. Dryer